UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2015

Nemus Bioscience, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Town Center Drive, Suite 1770, Costa Mesa, CA 92626
(Address of principal effective offices)      (Zip Code)

Registrant's telephone number, including area code: (949) 396-0330

_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2015, the Board of Directors of Nemus Bioscience, Inc. (hereinafter referred to as the "Company", "we," "us" or "our") increased the size of the Board of Directors (the "Board") from four to five directors and appointed Douglas S. Ingram as a director to fill the vacancy created on the Board, such appointment to be effective on June 1, 2015. The Board also created a position of Vice Chairman of the Board and appointed Mr. Ingram to fill that position effective June 1, 2015. Mr. Ingram will be responsible for chairing the Company's compensation and compliance committee which was created by the Board.

Douglas S. Ingram, age 51, served as President of Allergan, Inc. since July 1, 2013 to March 17, 2015, when Allergan, Inc. was acquired by Actavis PLC (NYSE:ACT). With the acquisition, Mr. Ingram assumed the role of special advisor on the executive leadership team at Actavis. He is a board member of The Allergan Foundation. Prior to assuming his role as President, Mr. Ingram served as Allergen's Executive Vice President and President, Europe, Africa and Middle East from August 2010 to June 2013. Prior to that, he served as Executive Vice President, Chief Administrative Officer, and Secretary from October 2006 to July 2010 and led Allergan's Global Legal Affairs, Compliance, Internal Audit and Internal Controls, Human Resources, Regulatory Affairs and Safety, and Global Corporate Affairs and Public Relations departments. Mr. Ingram also served as General Counsel from January 2001 to June 2009 and as Secretary and Chief Ethics Officer from July 2001 to July 2010. During that time, he served as Executive Vice President from October 2003 to October 2006, as Corporate Vice President from July 2001 to October 2003 and as Senior Vice President from January 2001 to July 2001. Prior to that, Mr. Ingram was Associate General Counsel and Assistant Secretary from 1998 and joined Allergan in 1996 as Senior Attorney and Chief Litigation Counsel. Prior to joining Allergan, Mr. Ingram was an attorney at Gibson, Dunn & Crutcher LLP from 1988 to 1996. Mr. Ingram received his Juris Doctorate from the University of Arizona in 1988, graduating summa cum laude and Order of the Coif.

Mr. Ingram owns 100,000 shares of the Company's Series A Preferred Stock and warrants to purchase 20,000 shares of the Company's common stock at an exercise price of $5.00 per share for a term of five years. Mr. Ingram will receive compensation of: (i) $20,000 as annual cash retainer for attending all meetings of the Board and all committee meetings that he may serve on; (ii) a grant of twenty thousand (20,000) options to purchase common stock with an exercise price equal to fair market value for services as a director; and (iii) a grant of twenty thousand (20,000) options to purchase common stock with an exercise price equal to fair market value for services as chair of the compensation and compliance committee.

Mr. Ingram has no family relationships with any director or executive officer of the Company, and there are no agreements or understandings between Mr. Ingram and any other person pursuant to which he was appointed to the Board. There are no related party transactions between the Company and Mr. Ingram that would require disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

Mr. Ingram will serve as a director until the next annual meeting of the shareholders of the Company, or until his respective successor is duly elected and qualified or until his earlier death, disqualification, resignation or removal.

In connection with the appointment of Douglas S. Ingram, the Company entered into an indemnification agreement (the "Indemnification Agreements") with Mr. Ingram. The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Ingram  (an "Indemnitee") from all indemnifiable expenses, liability or loss, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, except for any claims initiated by the Indemnitee against the Company or any director or officer of the Company or unless (i) the Company has joined in or the Board has consented to the initiation of such proceeding; (ii) the proceeding is one to enforce indemnification rights under the Indemnification Agreements; or (iii) the proceeding is instituted after a Change in Control as defined in the Indemnification Agreements.

The foregoing description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreements, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed on January 12, 2015, and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On June 1, 2015, the Company issued a press release announcing the appointment of Douglas S. Ingram as a director. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Item 8.01 Other Events.

On May 31, 2015, the Board approved the adoption of a compensation and compliance committee charter (the "Compensation Committee Charter"). The Compensation Committee Charter is filed as Exhibit 99.2 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d)  Exhibits
Exhibit Number	Description
10.1	Form of Indemnification Agreement (1)
99.1	Press Release of Nemus Bioscience, Inc. dated June 1, 2015.*
99.2	Nemus Bioscience, Inc. Compensation and Compliance Committee Charter*

(1)            Included as Exhibit 10.1 to our Current Report on Form 8-K filed on January 12, 2015.

*     Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nemus Bioscience, Inc.

Date: June 3, 2015	By:	/s/ John Hollister
John Hollister Chief Executive Officer